EXHIBIT 23.1


                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in the registration statements of Equity Inns, Inc. on Form S-3 (Files Nos. 33-99480, 33-90364, 333-48169, 333-47761 and 333-63253 of our report dated February 12, 2003, relating to the financial statements and financial statement schedules, which appears in this Form 10-K.



PricewaterhouseCoopers LLP



Memphis, Tennessee
March 21, 2003